Exhibit 1

Officers and Directors of Hyperscale Data, Inc.

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Milton C. Ault, III Executive Chairman	Executive Chairman of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	USA
William B. Horne Chief Executive Officer and Director	Chief Executive Officer of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	USA
Henry C.W. Nisser President, General Counsel and Director	President and General Counsel of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 122 E. 42nd Street, Suite 5000, New York, NY 10168	Sweden
Kenneth Cragun Chief Financial Officer	Chief Financial Officer of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	USA
Jeffrey A. Bentz Independent Director	Independent Consultant	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	USA
Robert O. Smith Independent Director	Independent Executive Consultant	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	USA
Moti Rosenberg Independent Director	Independent Consultant	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	Israel

Officers and Directors of Ault Life Sciences, Inc.

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Milton C. Ault, III Chief Executive Officer and Chairman	Executive Chairman of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	USA
William B. Horne Chief Financial Officer and Director	Chief Executive Officer of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	USA
Henry C.W. Nisser President and Director	President and General Counsel of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 122 E. 42nd Street, Suite 5000, New York, NY 10168	Sweden
Kenneth Cragun Chief Accounting Officer	Chief Financial Officer of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	USA

Officers and Directors of Ault Life Sciences Fund, LLC

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Milton C. Ault, III Managing Member	Executive Chairman of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	USA

Officers and Directors of Ault Lending, LLC

Name and Position	Principal Occupation	Principal Business Address	Citizenship
David J. Katzoff Manager	Chief Financial Officer of Alzamend Neuro, Inc.	c/o Alzamend Neuro, Inc., 3480 Peachtree Road NE, Second Floor, Suite 103, Atlanta, GA 30326	USA
William B. Horne Chief Executive Officer	Chief Executive Officer of Hyperscale Data, Inc.	c/o Hyperscale Data, Inc. 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141	USA